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                                                                    Exhibit 21.1

               List of Mutual Risk Management Ltd. Subsidiaries
               ------------------------------------------------

           Subsidiary                                           Jurisdiction of
                                                                 Organization

Commonwealth Risk Services (Europe) Limited                     United Kingdom
Commonwealth Risk Services (West), Ltd.                           California
Commonwealth Risk Services, Inc.                                 Pennsylvania
CFM Insurance Managers, Ltd.                                        Bermuda
Hamilton Management Ltd.                                           Wisconsin
IPC Group of America, Ltd.                                       Pennsylvania
Legion Finance Corporation                                         Missouri
Legion Insurance Company                                         Pennsylvania
Legion Management Corporation                                      Oklahoma
MRM Hancock Limited                                             United Kingdom
Mutual Coyle Hamilton Managers Limited                              Ireland
Mutual Finance Ltd.                                                 Bermuda
Mutual Group Ltd.                                                  Delaware
Mutual Holdings (U.S.) Ltd.                                        Delaware
Mutual Holdings Ltd.                                                Bermuda
Mutual Indemnity (Barbados) Ltd.                                   Barbados
Mutual Indemnity (Dublin) Ltd.                                      Ireland
Mutual Indemnity (U.S.) Ltd.                                        Bermuda
Mutual Indemnity Ltd.                                               Bermuda
Mutual Risk Management (Barbados) Ltd.                             Barbados
Mutual Risk Management (Cayman) Ltd.                                Cayman
Park International Limited                                          Bermuda
Professional Underwriters Corp.                                    Delaware
Legion Indemnity Company                                           Illinois
SBU Insurance Agency, Inc.                                         Delaware
Hemisphere Management Limited                                       Bermuda
MRM Financial Services Limited                                      Bermuda
Villanova Insurance Company                                      Pennsylvania